Exhibit 10.3


                                    AGREEMENT
                                    ---------

THIS AGREEMENT (the "Agreement") is effective as of the 1st day of August, 2004 by and between consultant John Matheu ("JM" or "Consultant"), with his principal address at 215 Long Hill Drive, Short Hills, New Jersey 07078 and Mediscience Technology Corp. ("MDSC" or "Company") with its principal address at 1235 Folkstone Way, Cherry Hill, New Jersey 08034. (Collectively the "Parties")

                                   WITNESSETH:

WHEREAS, JM provides a wide spectrum of management consulting and ancillary services on behalf of MDSC in the biopharmaceutical, medical devise and healthcare industry with particular expertise in corporate, financial and PRESENT project management at CUNY; and;

WHEREAS, MDSC is a medical device R&D company with an expressed interest in retaining the services of JM.

NOW, THEREFORE, in consideration of the foregoing premises and the terms and conditions set forth below, the adequacy of which is acknowledged by the parties, the parties hereby agree as follows:

DEFINITIONS AS USED HEREIN:

"Extension" shall mean that period following the end of the initial Term.

"Products" shall mean those products that are owned by or in any way embody the Technology or Intellectual Property Rights of MDSC

"Services"   shall   mean   those   services   JM  shall   perform   under   the
direction/supervision of Michael Engelhart President COO of Mediscience Technology hereunder during the Term. relating to the successful accomplishment of the following: Exhibit A

                                    Exhibit A
                                    ---------
               MEDICAL PROJECT MANAGEMENT GUIDE FOR CD-RATIOMETER
               --------------------------------------------------

1.   May    Initiate and Evaluate Design of CD GYN Ratiometer
     o    Review CD ratiometer layout and optical-mechanical drawings.
     o    Determine physician requirements for GYN data collection.
     o Finalize selection of optical probe for use in cervical cancer testing device
     o Determine electronic control board and interface for physician work station.
     o    Design a study protocol for cervical cancer detection

2.   June   Final Designs and FDA Approach
     o    Work with management in o FDA approach
     o    Clinical development planning o Attend pre-IDE meeting
     o    Identify and qualify potential study sites for clinical trials
     o    Interface with front end software interface team.
     o Work with design trifurcated optical fiber probe, and disposable ferrule for fiber probe.
     o    Develop calibration standards and test procedures for CD Ratiometer


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3.   July   Operational Manual, IDE and Approach for CD GYN Ratiometer
     o    Continued work in developing user-friendly software.
     o    Work with management to create the operational manual
     o Work with management to create approach to physicians - adoption equation
     o    Work with management in preparing IDE
     o    Attend FDA IDE meeting o Secure IRB's for

4. Aug. - Sept. - Oct. Test prototype CD GYN Ratiometer for Clinical Testing and 510 (k) Development and Submission
     o    Test operation of prototype unit.
     o    Test operation of physician interface.
     o    Test CD-Ratiometer on ex vivo tissue specimens.
     o    Train Mediphotonics and medical personnel.
     o    Complete operational guide
     o    Quality control clinical sites

"Technology" shall mean all present and future patented, proprietary technology and intellectual know-how, and shop knowledge relating to products for the screening, diagnosis, and treatment of patients with tumor types (e.g., including, but not limited to colon, lung, cervix, pancreas, prostate, esophageal, oral and breast).

"Term" shall mean an initial minimum period of 13 Months and the extension of the minimum period as described under the section "The Term" below commencing on the date hereof.

"Territory" shall mean CUNY, RELATED LOCATIONS AND the world.

1 Services. JM shall provide such strategic, management, and financial services to MDSC as may be mutually agreed, which can include advising and assisting MDSC in developing budgets, business and operating plans, staffing requirements, clinical protocols, relationships with clinical test sites and contract research organization, regulatory process, analysis of competing technologies and potential technology, acquisitions, marketing strategies, strategic alliances, including the negotiation process, with potential Licensees, Assignees and Transferees and other strategic transactions; present MDSC's technology/products to venture groups, individual investors, investment bankers, VCs and others, as required. Unless mutually agreed to otherwise, JM will be dedicated to fulfilling these responsibilities on a full-time basis

2 The Term: The initial Term to be effective on August 1, 2004 and conclude on September 31, 2005 unless otherwise extended by Board of Director approval. upon review of JM performance hereunder. and recommendation by COO Michael Engelhart.

3 Compensation. In full and complete consideration of the Services by JM, MDSC agrees to pay JM a monthly fee (executed on the 15th day of each month) of $4,166 effective August 1, 2004 subject to a good faith re-appraisal upon

1. a successful next round financing and


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


2. the accomplishment of the CUNY project EXHIBIT A

Additionally, MDSC herein grants JM a n option, effective August1, 2004, to purchase three hundred thousand (300,000) shares of MDSC restricted per SEC rule 144 common stock at one dollar fifty cents($.1.50) per share.

     4. Expenses. MDSC shall reimburse JM, when billed, for any out-of pocket expenses that JM might incur in the performance of services hereunder.

     5. Indemnification. MDSC agrees to indemnify and hold harmless JM from and against any claims, liabilities, judgements, penalties and costs incurred as a party to any litigation or other proceeding, which may arise relating to or as a result of this Agreement.

     5. Independent Contractor. Each party is an independent contractor of the other and shall not be deemed to be an employee, partner, agent or joint venturer of the other for any purpose.

4 Taxes: It is understood that payments to for services rendered will be made in
-------
full at the rate agreed, without any deductions for taxes of any kind whatsoever, this being in conformity with your non-employee status. It is understood that any taxes that may be due and payable as a result of payments herein specified by MDSC to you will be entirely your responsibility. It is understood that, as part of this Agreement, you undertake to pay all taxes to which you may be liable on such payments when due.

5 Patent Rights/ Intellectual  property:  You will promptly disclose to MDSC any
---------------------------------------
invention arising from your work under this agreement. MDSC will be the exclusive owner of any such invention and you will execute such documents and take such appropriate action (at MDC's expense) as may be necessary or appropriate to establish such ownership and to Assist MDC in obtaining patents thereon in the United States and/or foreign countries

6  Publication:  You must  obtain  MDSC's  prior  approval  for any  publication
--------------
relating to your work under this Agreement, or to information disclosed to you by MDSC in connection with this Agreement, both as to the content and time of publication.

7  Confidentiality:  You  will  not  use,  other  than  in the  course  of  your
------------------
consultatntship or disclose to third parties, any confidential information of MDSC which is furnished or acquired by you in the course of work under this Agreement. All reports, documents and any other materials or data loaned to you for purposes of performing your work are the property of MDSC, and must be retuned at the earlier of the expiration of this Agreement or upon MDSC's request.

8  Modification:  No term or  provision  of this  Agreement  may be  changed  or
---------------
modified except in writing signed by both parties. Oral changes or modifications will not be binding,


10 Termination. The parties agree that this Agreement may be terminated by Mediscience Technology at its sole discretion subject to 30 days written notice to JM to his principal address at 215 Long Hill Drive, Short Hills, New Jersey 07078

11 Miscellaneous.

     1. This Agreement shall be governed and construed in accordance with the laws of the State of New York and the parties hereto agree to submit any dispute whatsoever to the New York City office of the American Arbitration association for full, final and bind9ing resolution any dispute hereunder.


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


     2. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

     3. This Agreement constitutes the entire agreement between the parties, and supersedes all prior oral and written proposals or agreements.

     4. Any provision of this Agreement which is held to be void or unenforceable shall be deemed severable from the remainder of the Agreement and shall not affect, in any manner, the validity or the enforceability of the other provisions hereof.

     5. This Agreement can not be assigned by a party without the written consent of the other party.

     6. A failure of either party to assert any rights under this Agreement shall not constitute a waiver of such rights, at that time or in the future.

     7. This Agreement may be amended, supplemented, or modified only by a writing signed by both parties.

     8. The individuals signing on behalf of their respective companies represent that they are duly authorized to do so.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.
This agreement is entered into pursuant to Board of Director authority wherein John Matheu recused as a present member

Mediscience Technology Corp.                             John Matheu


By:  /s/Peter Katevatis                                  By: /s/ John Matheu
     ----------------------------                            ----------------
     Peter Katevatis Chairman/CEO                            John Matheu

Date: August 1, 2004                                     Date: August 1, 2004
      ---------------------------                              --------------


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